UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2010

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

181 W. Huntington Drive, Suite 202
Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐            Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2010, AeroVironment, Inc. (the “Company”) announced that its Board of Directors has appointed Tom Herring as Senior Vice President and General Manager, Unmanned Aircraft Systems, effective March 8, 2010.  Mr. Herring succeeds John F. Grabowsky, who will resign from his current position as the Company’s Executive Vice President and General Manager, Unmanned Aircraft Systems, to take on the new challenge of serving the Company as its first Chief Technology Officer.

Mr. Herring, age 50, previously served as Vice President, Business Development, Unmanned Aircraft Systems, and has been employed by the Company since November 2008. Prior to joining the Company, Mr. Herring worked for 27 years with BAE Systems in a succession of positions of increasing responsibility, and most recently as Vice President and General Manager of Integrated Solutions, a BAE Systems business unit.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Description

99.1	Press release dated March 5, 2010 issued by AeroVironment, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: March 8, 2010	By:	/s/ Timothy E. Conver
Timothy E. Conver
Chairman, Chief Executive Officer and President